                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT


     This Agreement is made and entered into as of January 1, 1999 by and between GREATER BAY BANCORP ("Employer"), a California corporation and DAVID L. KALKBRENNER ("Employee").

                                    RECITALS
                                    --------

     WHEREAS, Employer is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and subject to the supervision and regulation of the Board of Governors of the Federal Reserve System ("FRB");

     WHEREAS, Employer is the sole shareholder and owner of 100% of the outstanding capital voting stock of various subsidiary banking corporations chartered under California and federal banking laws (collectively, the "Subsidiary Banks");

     WHEREAS, the Subsidiary Banks are subject to the supervision and regulation, as applicable, of the California Department of Financial Institutions ("CDFI"), Federal Deposit Insurance Corporation ("FDIC"), FRB and the Office of the Comptroller of the Currency ("OCC");

     WHEREAS, Employer and Employee desire to terminate that certain employment agreement with Employee dated March 3, 1992 and as amended by amendment dated March 27, 1998, and enter into a new employment agreement for the purposes of engaging the services of Employee by reason of his experience, training and ability in the commercial banking industry and to delineate the rights, obligations and responsibilities of the Employer and Employee; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Employee agree as follows:

                                   AGREEMENT
                                   ---------

     1.  Termination of Existing Agreement/Term of Employment.  Employer and
         ----------------------------------------------------
Employee acknowledge and agree that the existing employment agreement between Employer's banking subsidiary, Mid-Peninsula Bank and its predecessor parent bank holding company, Mid-Peninsula Bancorp (subsequently re-named Greater Bay Bancorp), and Employee dated March 3, 1992 and amendment no. 1 thereto dated March 27, 1998, is hereby terminated effective with the date of this Agreement. Employer hereby employs Employee and Employee hereby accepts employment with Employer, upon the terms and conditions hereinafter set forth, for a period of five (5) years from the date hereof.

     2.  Duties and Obligations of Employee.  Employee shall serve as the
         ----------------------------------
President and Chief Executive Officer of Employer and shall perform the customary duties of such office as may from time to time be reasonably requested of him by the Board of Directors of Employer, in addition to the following:

          (a) Voting as a member of the Board of Directors of Employer and the Subsidiary Banks and such committees thereof as the Board of Directors of Employer shall designate;

          (b) Participating in community affairs which are beneficial to the Employer and the Subsidiary Banks;

          (c) Maintaining a good relationship with Employer's shareholders and the Boards of Directors of Employer and the Subsidiary Banks;

          (d) Maintaining a good relationship with regulatory agencies and governmental authorities having jurisdiction over Employer and the Subsidiary Banks;

          (f) Providing leadership in planning and implementing the conduct of business and the affairs of the Employer and the Subsidiary Banks;

          (g) Hiring and firing of all employees other than executive officers of the Employer, subject at all times to the policies and directives set by the Employer's Board of Directors.

     3.   Devotion to Employer's Business.
          -------------------------------

          (a) Employee shall devote his full business time, ability, and attention to the business of Employer during the term of this Agreement and shall not during the term of this Agreement engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of Employee under this Agreement. Nothing in this Agreement shall be interpreted to prohibit Employee from making passive personal investments. However, Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Employer. Employer acknowledges that Employee currently serves as a member of the Board of Directors of Thoits Insurance Services, Inc. and hereby consents to such service by Employee.

          (b) Employee agrees to conduct himself at all times with due regard to public conventions and morals. Employee further agrees not to do or commit any act that will reasonably tend to shock or offend the community and have a material adverse effect upon Employer.

          (c) Employee hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that Employer, in addition to any other rights or remedies that Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

     4.   Noncompetition by Employee.  Employee shall not, during the term of
          ---------------------------
this Agreement, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any competitive banking or financial services business without the prior written consent of Employer.

     5.   Indemnification.
          ---------------

          (a) Employee shall indemnify and hold Employer harmless from all liability for loss, damage, or injury to persons or property resulting from the gross negligence or intentional misconduct of the Employee.

          (b) To the extent permitted by law, Employer shall indemnify Employee if he was or is a party or is threatened to be made a party in any action brought by a third party against Employee (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if Employee acted in good faith and in a manner Employee reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Employee had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Employee arose out of and was within the course and scope of his employment as an officer or employee of Employer.

     6.   Disclosure of Information.  Employee shall not, either before or after
          -------------------------
termination of this Agreement, without the prior written consent of Employer's Board of Directors or except as required by law to comply with legal process including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business or operations of Employer and/or one or all of the Subsidiary Banks. Employee further recognizes and acknowledges that any financial information concerning any customers of Employer or the Subsidiary Banks, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's business. Employee shall not, either before or after termination of this Agreement, without such consent or except as required by law, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever. In the event Employee is required by law to disclose such information described in this paragraph 6, Employee will provide Employer and its respective counsel with immediate notice of such request so that they may consider seeking a protective order. If in the absence of a protective order or the receipt of a waiver hereunder Employee is nonetheless, in the written opinion of knowledgeable counsel, compelled to disclose any of such information to any tribunal or any other party or else stand liable for contempt or suffer other material censure or material penalty, then Employee may disclose (on an "as needed" basis only) such information to such tribunal or other party without liability hereunder. This paragraph 6 shall survive the expiration or termination of this Agreement.

     7.   Written, Printed or Electronic Material.  All written, printed or
          ---------------------------------------
electronic material, notebooks and records including, without limitation, computer disks used by Employee in performing duties for Employer, other than Employee's personal notes and diaries, are and shall remain the sole property of Employer. Upon termination of employment, Employee shall promptly return all such material (including all copies, extracts and summaries thereof) to Employer. This paragraph 7 shall survive expiration or termination of this Agreement.

     8.   Surety Bond.  Employee agrees that he will furnish all information and
          -----------
take any other steps necessary from time to time to enable Employer to obtain or maintain a fidelity bond conditional on the rendering of a true account by Employee of all monies, goods, or other property which may come into the custody, charge, or possession of Employee during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to Employer. All premiums on the bond shall be paid by Employer. Employer shall have no obligation to pay severance benefits to Employee in accordance with paragraph 16 (d) of this Agreement in the event that the Employee's employment is terminated in connection with the Employee's failure to qualify for a surety bond at any time during the term of this Agreement and such failure to qualify results from an occurrence described in paragraph 16(a) (5),
(6) or (7, to the extent of an Employee breach).

     9.   Base Salary.  In consideration for the services to be performed
          -----------
hereunder, Employee shall receive a salary at the rate of Three Hundred Sixty Thousand Dollars ($360,000) per annum, payable in substantially equal installments during the term of this Agreement of approximately Fifteen Thousand Dollars ($15,000.00) on the first and fifteenth days of each month, subject to applicable adjustments for withholding taxes and prorations for any partial employment period. Employee shall receive such annual adjustments in salary, if any, as may be determined by Employer's Board of Directors, in its sole discretion.

     10.  Salary Continuation During Disability.  If Employee for any reason
          -------------------------------------
(except as expressly provided below) becomes temporarily or permanently disabled so that he is unable to perform the duties under this Agreement, Employer agrees to pay Employee the base salary otherwise payable to Employee pursuant to paragraph 9 of this Agreement, reduced by the amounts received by Employee from state disability insurance, or worker's compensation or other similar insurance benefits through policies provided by Employer, for a period of one (1) year from the date of disability.

     For purposes of this paragraph 10, "disability" shall be defined as provided in Employer's disability insurance program. Notwithstanding anything herein to the contrary, Employer shall have no obligation to make payments for a disability resulting from the deliberate, intentional actions of Employee, such as, but not limited to, attempted suicide or chemical dependence of Employee.

     11.  Incentive Compensation.  The Executive Committee of the Board of
          ----------------------
Directors of Employer will determine the amount, if any, of pre-tax net profit of Employer available for allocation and distribution as incentive compensation pursuant to the executive incentive compensation program (the "Program"). Pre-tax net profit for purposes of the determination is defined as actual pre-tax net profit before allocation of any incentive compensation.

     Distribution of any incentive compensation pursuant to the Program shall be made only to employees of Employer eligible to participate in the Program and who are employed by Employer at the time of any such distribution. Any such distribution of incentive compensation shall be prorated for any partial year in accordance with the terms of the Program.

     12.  Stock Options.  Employer has previously granted stock options to the
          -------------
Employee and the Employer may, but is not obligated to, grant additional stock options to the Employee in the future. Any such grants shall be evidenced by a Stock Option Agreement entered into between Employer and Employee and a copy of each such Stock Option Agreement shall be attached to this Agreement as an exhibit. Notwithstanding any contrary provision of any such Stock Option Agreement or any related Stock Option Plan of Employer, no rights of employment shall be conferred upon Employee or result from any such Stock Option Agreement or Stock Option Plan of Employer. Any employment rights and corresponding duties of Employee pursuant to his employment by Employer shall be limited to and interpreted solely in accordance with the terms and provisions of this Agreement.

     13.  Other Benefits.  Employee shall be entitled to those employee benefits
          --------------
adopted by Employer for all employees of Employer, subject to applicable qualification requirements and regulatory approval requirements, if any. Employee shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general employee benefits, the benefits otherwise provided to Employee:

          (a)  Vacation.  Employee shall be entitled to five (5) weeks annual
               --------
vacation leave at his then existing rate of full salary each year during the term of this Agreement. Employee may be absent from his employment for vacation as long as such leave is reasonable and does not jeopardize his responsibilities and duties specified in this Agreement. The length of vacation should not exceed two (2) weeks without the approval of Employer's Executive Committee of the Board of Directors. Vacation time will accrue in accordance with Employer's personnel policies.

          (b)  Automobile Allowance and Insurance.  Employer shall pay to
               ----------------------------------
Employee an automobile allowance of Twelve Thousand Dollars ($12,000) per year during the term of this Agreement, payable at the rate of One Thousand Dollars ($1,000) per month. Employee shall acquire or otherwise make available for his business and personal use an automobile, suitable to his position, and (i) maintain it in good condition and repair; (ii) maintain public liability insurance and property damage insurance policies with insurer(s) acceptable to Employer and such coverages in such amounts as may be acceptable to Employer from time to time; and (iii) such policies shall name Employer as an additional insured, subject to the requirement that Employee's allowance described above shall be increased in an amount equal to the additional premium expense, if any, resulting from Employer being named as an additional insured. Employer may, in its sole discretion, elect to provide and pay for such insurance policies in lieu of Employee maintaining such policies.

          (c)  Personal Insurance.  Employer shall provide during the term of
               ------------------
this Agreement at Employer's sole cost, policies of universal life insurance in the amount of Five Hundred Thousand Dollars ($500,000) and group life, health (including medical, dental and hospitalization), accident and disability insurance coverage for Employee and his dependents through a policy or policies provided by insurer(s) selected by Employer in its sole discretion.

          (d)  Supplemental Compensation.  Employer shall provide as soon as
               -------------------------
practicable, but not later than March 31, 1999 unless extended by written consent of Employee, an agreement satisfactory to Employee providing supplemental compensation benefits to Employee payable upon retirement or as otherwise set forth in such agreement. Employee agrees to waive any rights under his existing Salary Continuation Agreement between Employer's banking subsidiary, Mid-Peninsula Bank, and Employee dated April 26, 1995, as a condition to the effectiveness of such supplemental compensation benefits agreement.

     14.  Annual Physical Examination.  Employer shall pay or reimburse Employee
          ---------------------------
for the cost of an annual physical examination conducted by a California licensed physician selected by Employee and reasonably acceptable to Employer. Employee shall report the general substance of the physician's overall evaluation of Employee's physical condition to the Employer's Executive Committee of the Board of Directors of Employer as soon as reasonably practicable following Employee's receipt of such information from the physician.

     15.  Business Expenses.  Employee shall be reimbursed for all ordinary and
          -----------------
necessary expenses incurred by Employee in connection with his employment. Employee shall also be reimbursed for expenses incurred in activities associated with promoting the business of Employer, including expenses for club memberships, entertainment, travel and other expenses for attendance at
conventions and education programs, and similar items.   Employer will pay for
or will reimburse Employee for such expenses upon presentation by Employee from time to time of receipts or other appropriate evidence of such expenditures.
Any club memberships shall be approved in advance of purchase by the Employer's Executive Committee of the Board of Directors (the "Executive Committee"). During the term of this Agreement, Employee shall have an option to purchase any club memberships from the Employer if the Executive Committee decides to terminate any such membership. Upon termination of employment, the Employee shall have an option to purchase any club memberships from the Employer during the six (6) month period following such termination. Any purchase by Employee from Employer of a club membership, either during the term of this Agreement or upon termination of employment, shall be at the same purchase price paid by the Employer to acquire each club membership, unless otherwise agreed by the Executive Committee.

     16.  Termination of Agreement.
          ------------------------

          (a) Automatic Termination.  This Agreement shall terminate
              ---------------------
automatically without further act of the parties and immediately upon the occurrence of any one of the following events, subject to either party's right, without any obligation whatsoever, to waive an event reasonably susceptible of waiver, and the obligation of Employer to pay the amounts which would otherwise be payable to Employee under this Agreement through the end of the month in which the event occurs, except that only in the event of termination based upon subparagraphs (1), (4) or (7, to the extent of Employer's breach) below shall Employee be entitled to receive severance payments pursuant to paragraph 16 (d) of this Agreement:

               (1) The occurrence of circumstances that make it impossible or impractical for Employer to conduct or continue its business.

               (2)  The death of Employee.

               (3)  The loss by Employee of legal capacity.

               (4)  The loss by Employer of legal capacity to contract.

               (5) Employee's deliberate violation of (i) any state or federal banking or securities laws, or the Bylaws, rules, policies or resolutions of the Employer, or (ii) the rules or regulations of the CDFI, FDIC, FRB or OCC, or other regulatory agency or governmental authority having jurisdiction over the Employer and/or the Subsidiary Banks, which has a material adverse effect upon the Employer and/or the Subsidiary Banks.

               (6) Employee's conviction of any felony which has a material adverse effect upon Employer.

               (7) Either party breaches the terms or provisions of this Agreement and such breach has a material adverse effect upon the non-breaching party.

          (b) Termination by Employer.  Employer may, at its election and in its
              -----------------------
sole discretion, terminate this Agreement for any reason, or for no reason, by giving not less than thirty (30) days' prior written notice of termination to Employee, without prejudice to any other remedy to which Employer may be entitled either at law, in equity or under this Agreement. Upon such termination, Employee shall be entitled to receive any employment benefits which shall have accrued prior to such termination and the severance pay specified in paragraph 16 (d) below.

          (c) Termination by Employee.  This Agreement may be terminated by
              -----------------------
Employee for any reason, or no reason, by giving not less than thirty (30) days' prior written notice of termination to Employer. Upon such termination, all rights and obligations accruing to Employee under this Agreement shall cease, except that such termination shall not prejudice Employee's rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

          (d) Severance Pay - Termination by Employer.  In the event of
              ---------------------------------------
termination by Employer pursuant to paragraph 16 (b) or automatic termination based upon paragraph 16 (a) (1), (4) or (7, to the extent of Employer's breach) of this Agreement, Employee shall be entitled to receive severance pay at Employee's rate of salary immediately preceding such termination equal to thirty-six (36) months' salary (in addition to incentive compensation or bonus payments due Employee, if any), payable in substantially equal monthly installments on the first and fifteenth days of each month for a period of thirty-six (36) months. Notwithstanding the foregoing, in the event of a "change in control" as defined in subparagraph (e) below, Employee shall not be entitled to severance pay pursuant to this subparagraph (d) and any rights of Employee to severance pay shall be limited to such rights as are specified in subparagraph (e) below. Employee acknowledges and agrees that severance pay pursuant to this subparagraph (d) is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and the sole and exclusive remedy for Employee terminated at the will of Employer pursuant to paragraph 16(b) or pursuant to certain provisions of paragraph 16 (a) described herein.

          (e) Severance Pay - Change in Control.  In the event of a "change in
              ---------------------------------
control" as defined herein and within a period of three (3) years following consummation of such a change in control (i) Employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of Employee's position, responsibilities, duties, salary, benefits or location of employment; or (iii) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of Employee's employment, Employee shall be entitled to receive severance pay in addition to any bonus or incentive compensation payments due Employee. Any such severance pay due Employee shall be in an amount equal to two and ninety-nine one hundredths (2.99) times Employee's average annual compensation for the five
(5) years immediately preceding the change in control. Employee's average annual compensation shall be determined by the product of the average of the aggregate compensation paid by Employer to Employee which was includable in Employee's gross income for federal income tax purposes for the five (5) tax years ending immediately prior to the change in control divided by five (5). If Employee was employed by Employer for fewer than five (5) years immediately preceding the change in control,

Employee's average annual compensation shall be determined by the product of the aggregate compensation paid to Employee by Employer and includable in Employee's gross income for federal income tax purposes for the years less than such five
(5) year period that Employee was employed by Employer preceding the change in control divided by the aggregate number of such years less than the five (5) year period.

          In addition to the change in control severance payment rights of Employee described above and notwithstanding any other provisions of this Agreement, Employee shall be entitled to receive the severance payments specified in this paragraph 16 (e) in the event that Employee voluntarily terminates his employment with Employer or its successor effective on a date within the thirty (30) day period immediately after the expiration of the sixth month following a change in control. Employee shall deliver written notice to Employer of his intention to terminate employment specifying the effective date within such thirty (30) day period described above, which notice must be received by Employer not less than twenty (20) days prior to the expiration of the sixth month following such a change in control.

          If all or any portion of the amounts payable to the Employee under this Agreement, either alone or together with other payments which the Employee has the right to receive from the Employer, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by
Section 4999 of the Code (or similar tax and/or assessment), the Employer (and its successor) shall increase the amounts payable under this Agreement to the extent necessary to afford the Employee substantially the same economic benefit under this Agreement as the Employee would have received had no such excise tax been imposed on the payments due the Employee under this Agreement. The determination of the amount of any such excise taxes shall be made initially by the independent accounting firm employed by the Employer immediately prior to the occurrence of the event constituting a change in control.

          If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable to the Employee is greater than the amount initially so determined, then the Employer (or its successor) shall pay to the Employee an amount equal to the sum of such additional excise taxes and any interest, fines and penalties resulting from such underpayment, plus an amount necessary to reimburse the Employee substantially for any income, excise or other taxes payable by the Employee with respect to such amounts.

          Any such severance shall be payable in substantially equal monthly installments on the first and fifteenth days of each month for a period of thirty-six (36) months. Such severance payments, if any, shall be in lieu of all damages, payments and liabilities on account of the events described above for which such severance payments, if any, may be due Employee and any severance payment rights of Employee under paragraph 16 (d) of this Agreement. This subparagraph (e) shall be binding upon and inure to the benefit of the parties and any successors or assigns of Employer or any "person" as defined herein.

          Notwithstanding the foregoing, Employee shall not be entitled to receive nor shall Employer, its successors, assigns or any "person" as defined herein be obligated to pay severance payments pursuant to this subparagraph (e) in the event of an occurrence described in paragraph 16 (a)(5), (6) or (7, to the extent of an Employee breach), or in the event Employee terminates employment in accordance with paragraph 16 (c) and the termination is not a result of or based upon the occurrence of any event described in paragraph 16
(e)(ii) or (iii) above or a voluntary termination within the thirty (30) day period immediately after the expiration of the sixth month following a change in control as described above.

          17.  Change in Control Definition.  The term "change in control"
               -----------------------------
shall mean the first to occur of any of the following events with respect to the
Employer:

          (a) Any "person" (as such term is used in sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the Employer's capital stock entitled to vote in the election of directors, other than a group of two or more persons not (i) acting in concert for the purpose of acquiring, holding or disposing of such stock or (ii) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Employer which requires the reporting of any change in control;

          (b) During any period of not more than two (2) consecutive years, not including any period prior to the date of this Agreement, individuals who, at the beginning of such period, constitute the Board of Directors of the Employer, and any new director (other than a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in paragraph 17 (a), (c), (d) or (e) of this subparagraph 1.4) whose appointment to the Board of Directors or nomination for election to the Board of Directors was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, either were directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) The effective date of any consolidation or merger of the Employer (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than a consolidation or merger of the Employer in which the holders of the voting capital stock of the Employer immediately prior to the consolidation or merger hold more than fifty percent (50%) of the voting capital stock of the surviving entity immediately after the consolidation or merger;

          (d) The shareholders of the Employer approve any plan or proposal for the liquidation or dissolution of the Employer; or

          (e) The shareholders of the Employer approve the sale or transfer of substantially all of the Employer's assets to parties that are not within a "controlled group of corporations" (as that term is defined in section 1563 of the Code) in which the Employer is a member.

     18.  Notices.  Any notices to be given hereunder by either party to the
          -------
other shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses listed as follows:

     Employer: Principal place of business

     Employee: Principal place of business as shown in Employer's Personnel
               Records and Employee's personal file.

Each party may change the address for receipt of notices by written notice in accordance with this paragraph 18. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

     19.  Arbitration.  All claims, disputes and other matters in question
          -----------
arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc., San Francisco, California ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association, San Francisco, California ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Palo Alto, California, unless otherwise agreed to by the parties.

     20.  Attorneys' Fees and Costs.  In the event of litigation, arbitration or
          -------------------------
any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Every obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

     21.  Entire Agreement.  This Agreement supersedes any and all other
          ----------------
agreements, either oral or in writing, between the parties with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to the employment of Employee by Employer. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     22.  Modifications.  Any modification of this Agreement will be effective
          -------------
only if it is in writing and signed by a party or its authorized representative.

     23.  Waiver.  The failure of either party to insist on strict compliance
          ------
with any of the terms, provisions, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     24.  Partial Invalidity.  If any provision in this Agreement is held by a
          ------------------
court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     25.  Interpretation.  This Agreement shall be construed without regard to
          --------------
the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

     26.  Governing Law and Venue.  The laws of the State of California, other
          -----------------------
than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the parties hereunder shall be brought in the courts of the State of California and venue for any action or proceeding shall be in Santa Clara County or in the United States District Court for the Northern District of California, and the parties hereby submit to the personal jurisdiction of said courts.

     27.  Payments Due Deceased Employee.  If Employee dies prior to the
          ------------------------------
expiration of the term of his employment, any payments that may be due Employee from Employer under this Agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors, or assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EMPLOYER:                                   EMPLOYEE:

GREATER BAY BANCORP

By:  /s/ Duncan L. Matteson                 /s/ David L. Kalkbrenner
     ----------------------                 ------------------------
     Duncan L. Matteson                     David L. Kalkbrenner
     Co-Chairman of the Board

By:  /s/ John M. Gatto
     -----------------
     John M. Gatto
     Co-Chairman of the Board